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As filed with the Securities and Exchange Commission on May 1, 2009

Registration No. 333-153490

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TYCO INTERNATIONAL FINANCE S.A. (Exact name of registrant as specified in its charter)	TYCO INTERNATIONAL LTD. (Exact name of registrant as specified in its charter)
Luxembourg (State or other jurisdiction of incorporation or organization)	Switzerland (State or other jurisdiction of incorporation or organization)
98-0518565 (I.R.S. Employer Identification Number)	98-0390500 (I.R.S. Employer Identification Number)
29, Avenue de la Porte-Neuve L-2227 Luxembourg (352) 266-378-41 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	Freier Platz 10, 8200 Schaffhausen, Switzerland +41 52 633 02 44 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Judith A. Reinsdorf
Executive Vice President and General Counsel
Tyco International (US) Inc.
9 Roszel Road
Princeton, New Jersey 08540
(609) 720-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven R. Finley
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered Proposed maximum offering price per unit Proposed maximum aggregate offering price Amount of registration fee

Debt Securities
Registered shares
Purchase Contracts	(2)
Warrants
Units
Guarantees of Debt Securities(3)
Total

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)
No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.

 EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (this "Amendment") to Registration Statement No. 333-1534910 (the "Registration Statement"), as amended, is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended, by Tyco International Ltd., a Swiss corporation, as a result of Tyco International Ltd.'s discontinuance from Bermuda and continuance in Switzerland. Except as modified by this Amendment, the registrant expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The information contained in this Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the change of domicile or necessary to keep the Registration Statement from being misleading in any material respect.

PROSPECTUS

TYCO INTERNATIONAL LTD.
TYCO INTERNATIONAL FINANCE S.A.

Debt Securities
Registered Shares
Purchase Contracts
Warrants
Units
Guarantees of Debt Securities

        We may offer from time to time:

  •
  senior or subordinated debt securities of Tyco International Finance S.A.;

  •
  registered shares of Tyco International Ltd.;

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  contracts for the purchase of debt or equity securities of Tyco International Ltd., Tyco International Finance S.A. or of third parties;

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  warrants for debt or equity securities of Tyco International Ltd., Tyco International Finance S.A. or of third parties;

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  units consisting of one or more debt securities or other securities; and

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  guarantees by Tyco International Ltd. of debt securities.

        We will provide the specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

        The registered shares of Tyco International Ltd. are listed on the New York Stock Exchange under the ticker symbol "TYC."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated May 1, 2009

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.

        We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC's Web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

        Unless we have indicated otherwise, references in this prospectus to "Tyco International" are only to Tyco International Ltd., a Swiss corporation, references to "Tyco," "we," "us" and "our" or similar terms are to Tyco International and its consolidated subsidiaries and references to "TIFSA" are to Tyco International Finance S.A., a Luxembourg public limited liability company (société anonyme).

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's Web site (http://www.sec.gov).

        The SEC's Web site contains reports, proxy statements and other information regarding issuers, like Tyco, that file electronically with the SEC. You may find Tyco's reports, proxy statements and other information at the SEC Web site. In addition, you can obtain reports and proxy statements and other information about Tyco at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We maintain a Web site on the Internet at http://www.tyco.com. We make available free of charge, on or through our Web site, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this prospectus.

 INCORPORATION BY REFERENCE

        Tyco International Finance S.A. and Tyco International Ltd. "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained in this prospectus, in a supplement to this prospectus or a subsequently filed document that is incorporated by reference. This prospectus incorporates by reference the documents set forth below, which Tyco International Ltd. has filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for current reports on Form 8-K containing only disclosure furnished under Items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K.

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  Annual Report on Form 10-K for the fiscal year ended September 26, 2008, filed on November 19, 2008 (including the portions of our Proxy Statement on Schedule 14A, filed on January 16, 2009, incorporated by reference therein);

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  Quarterly Report on Form 10-Q for the quarter ended December 26, 2008 filed February 5, 2009;

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  Quarterly Report on Form 10-Q for the quarter ended March 27, 2009 filed April 30, 2009;

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  Current Reports on Form 8-K filed on October 8, 2008; December 10, 2008; December 11, 2008; December 19, 2008; January 9, 2009; February 3, 2009 and March 17, 2009; and

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  Current Report on Form 8-K12G3 filed on March 17, 2009.

        Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

        We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus, any prospectus supplement and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Tyco International Ltd., Freier Platz 10, 8200 Schaffhausen, Switzerland, or by telephone at the following telephone number: +41 52 633 02 44.

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus or incorporated by reference into this prospectus are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "project" and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in press releases, written statements or other documents filed with the SEC, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product expansion, backlog, the consummation and benefits of acquisitions and divestitures or other matters, as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward-looking statements include, among other things:

  •
  overall economic and business conditions;

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  the demand for our goods and services;

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  competitive factors in the industries in which we compete;

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  changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

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  results and consequences of our internal investigations and governmental investigations concerning our governance, management, internal controls and operations including its business operations outside the United States;

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  the outcome of litigation and governmental proceedings;

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  effect of income tax audit settlements;

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  the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures;

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  our ability to operate within the limitations imposed by financing arrangements and to maintain our credit ratings;

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  interest rate fluctuations and other changes in borrowing costs;

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  other capital market conditions, including availability of funding sources and currency exchange rate fluctuations;

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  availability of and fluctuations in the prices of key raw materials, including steel and copper;

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  economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders;

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  the ability to achieve cost savings in connection with our strategic restructuring and Six Sigma initiatives;

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  potential further impairment of our goodwill and/or our long-lived assets;

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  the impact of fluctuations in the price of our registered shares;

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  risks associated with our change in our place of incorporation from Bermuda to Switzerland, including the possibility of reduced flexibility with respect to certain aspects of capital management and the potential for additional regulatory burdens;

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  changes in U.S. and non-U.S. government laws and regulations;

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  the possible effects on us of pending and future legislation in the United States that may limit or eliminate potential U.S. tax benefits resulting from our jurisdiction of incorporation, or deny U.S. government contracts to us based upon our jurisdiction of incorporation;

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  the possibility that the tax and financial expectations resulting from our change of domicile may not materialize or might change; and

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  Swiss corporate governance and regulatory schemes could prove different or more challenging than currently expected.

        The risk factors incorporated into this document by reference could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

ABOUT THE ISSUERS

Tyco International Ltd.

        Tyco is a diversified, global company that provides vital products and services to customers in more than 60 countries. We are a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. We report financial and operating information in the following five segments:

  •
  ADT Worldwide designs, sells, installs, services and monitors electronic security systems to residential, commercial, industrial and governmental customers.

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  Flow Control designs, manufactures, sells and services valves, pipes, fittings, valve automation and heat tracing products for the water and wastewater markets, the oil, gas and other energy markets along with general process industries.

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  Fire Protection Services designs, sells, installs and services fire detection and fire suppression systems to commercial, industrial and governmental customers.

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  Electrical and Metal Products designs, manufactures and sells steel tubing and pipe products, as well as cable products, including pre-wired armored cable and flexible conduit products for commercial construction.

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  Safety Products designs, manufactures and sells fire protection, security and life safety products, including fire suppression products, breathing apparatus, intrusion security, access control and video management systems. In addition, Safety Products manufactures products installed and serviced by ADT Worldwide and Fire Protection Services.

        We also provide general corporate services to our segments and these costs are reported as Corporate and Other.

        Tyco International Ltd. is a Swiss corporation. Its registered and principal office is located at Freier Platz 10, 8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 52 633 02 44. Its management office in the United States is located at 9 Roszel Road, Princeton, New Jersey 08540.

Tyco International Finance S.A.

        Tyco International Finance S.A., or TIFSA, a Luxembourg public limited liability company (société anonyme), is a wholly-owned subsidiary of Tyco International Ltd. TIFSA's registered and principal offices are located at 29 Avenue de la Porte-Neuve L-2227 Luxembourg and registered with the Luxembourg Trade and Companies Register under the number B 123.550. Its telephone number at that address is (352) 266-378-41. TIFSA is a holding company established to directly and indirectly own substantially all of the operating subsidiaries of Tyco International, to issue the notes and to perform treasury operations for Tyco. Otherwise, it conducts no independent business.

Change of Domicile by Tyco International Ltd.

        Tyco International previously operated as an exempt company incorporated under the laws of Bermuda. Effective March 17, 2009, Tyco International discontinued its existence as a Bermuda corporation as provided in Section 132G of The Companies Act 1981 of Bermuda and, according to article 161 of the Swiss Federal Code on International Private Law, continued its existence under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation. Tyco International is now governed by its Swiss articles of association and Swiss organizational regulations. The change of domicile did not result in any material change to our business, management, assets, liabilities or net worth.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchase of registered shares, capital expenditures and investments in our subsidiaries.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, minority interest, and cumulative effect of accounting changes, fixed charges, and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt premiums and discounts, capitalized expenses related to indebtedness, and one-third of rent expense, which represents an appropriate interest factor on operating leases. Fixed charges represent amounts relating to continuing operations.

	For The Six Months Ended			Fiscal
	March 27, 2009		March 28, 2008	2008	2007		2006	2005	2004
Ratio of earnings to fixed charges	—	(1)	3.76	3.67	—	(2)	3.73	2.30	1.80

(1)
In the six months ended March 27, 2009, fixed charges exceeded earnings by $2,259 million.

(2)
In fiscal 2007, fixed charges exceeded earnings by $2,199 million.

DESCRIPTION OF DEBT SECURITIES
AND GUARANTEE OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        Tyco International Finance S.A., or TIFSA, is the issuer of the applicable series of debt securities and references to TIFSA in this description do not, unless the context otherwise indicates, include any of its respective subsidiaries. References to Tyco International in this description refer to Tyco International Ltd., not including its combined subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

        The debt securities that we offer will be either senior debt securities or subordinated debt securities. TIFSA will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between TIFSA and the trustee named in the applicable prospectus supplement. TIFSA will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between TIFSA and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

        The senior debt securities will be unsubordinated obligations of TIFSA. They will rank equally with each other and all of TIFSA's other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of TIFSA's senior debt. See "Subordination of Subordinated Debt Securities." The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of TIFSA's outstanding debt that would rank senior to the subordinated debt securities.

        Debt securities issued by TIFSA will be fully and unconditionally guaranteed by Tyco International. The debt securities will not be guaranteed by, and therefore will not constitute obligations of, TIFSA's subsidiaries. Creditors of TIFSA's subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of a subsidiary are likely to be paid in full before any distribution is made to TIFSA and holders of its debt securities, except to the extent that TIFSA is itself recognized as a creditor of that subsidiary, in which case TIFSA's claims would still be subordinate to any security interests in the assets of the subsidiary and any debt of the subsidiary senior to that held by TIFSA.

        The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

        Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

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  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

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  the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

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  any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

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  the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of TIFSA;

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  the obligation, if any, of TIFSA to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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  the form of the debt securities of the series including the form of the trustee's certificate of authentication for such series;

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  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

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  the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

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  if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

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  the terms of any repurchase or remarketing rights;

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  if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

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  whether the debt securities of the series will be convertible into or exchangeable for other debt securities, registered shares or other securities of any kind of Tyco International or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at TIFSA's option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

  •
  any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

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  any provisions granting special rights to holders when a specified event occurs;

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  if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

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  whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

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  with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

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  whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

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  if the debt securities are subordinated debt securities, the subordination terms of the debt securities and the related guarantee; and

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  any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

        Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

        The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

        TIFSA will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to TIFSA's other indebtedness. The terms will include a description of:

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  the indebtedness ranking senior to the debt securities being offered;

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  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

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  the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Tyco Guarantee

        Tyco International will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on any debt securities issued by TIFSA, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. A guarantee of subordinated debt securities will be subordinated to the other obligations of Tyco International. The guarantee provides that in the event of a default in payment on a debt security, the holder of the debt security may institute legal proceedings directly against Tyco International to enforce the guarantee without first proceeding against TIFSA.

Redemption at TIFSA's Option

        If specified in the applicable prospectus supplement, TIFSA may redeem the debt securities of any series, as a whole or in part, at TIFSA's option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If TIFSA redeems the debt securities of any series, TIFSA also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Redemption Upon Changes in Withholding Taxes

        TIFSA may redeem all, but not less than all, of the debt securities of any series under the following conditions:

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  If there is an amendment to, or change in, the laws or regulations of Luxembourg, Switzerland or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a "Taxing Jurisdiction"), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action or such holding is with respect to TIFSA or Tyco International;

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  As a result of such amendment or change, TIFSA or Tyco International becomes, or there is a material probability that TIFSA or Tyco International will become, obligated to pay Additional Amounts, as defined below in "Payment of Additional Amounts," on the next payment date with respect to the debt securities of such series;

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  The obligation to pay Additional Amounts cannot be avoided through TIFSA's or Tyco International's commercially reasonable measures;

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  TIFSA delivers to the trustee:

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  a certificate of TIFSA or Tyco International, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by TIFSA or Tyco International, as the case may be, taking commercially reasonable measures available to it; and

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  a written opinion of independent legal counsel to TIFSA or Tyco International, as the case may be, of recognized standing to the effect that TIFSA or Tyco International, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that TIFSA or Tyco International, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

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  Following the delivery of the certificate and opinion described in the previous bullet point, TIFSA provides notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which TIFSA or Tyco International would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

        Upon the occurrence of each of the bullet points above, TIFSA may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Notice of Redemption

        Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of debt securities of a series to be redeemed. If TIFSA elects to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by TIFSA, in such manner as complies with applicable legal and stock exchange requirements, if any.

        Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless TIFSA defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.

        If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Payment of Additional Amounts

        Unless otherwise required by law, neither TIFSA nor Tyco International will deduct or withhold from payments made by TIFSA or Tyco International under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction ("Taxes"). In the event that TIFSA or Tyco International is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, TIFSA or Tyco International, as the case may be, will pay such additional amounts ("Additional Amounts") so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

        Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder's mere ownership of the securities or for or on account of:

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  any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

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  is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

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  has or had any present or former connection (other than the mere fact of ownership of such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

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  with respect to any withholding taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or

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  owns or owned 10% or more of the total combined voting power of all classes of stock of TIFSA or Tyco International;

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  any estate, inheritance, gift, sales, transfer, excise or personal property Taxes imposed with respect to the securities, except as otherwise provided in the indenture;

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  any Taxes imposed solely as a result of the presentation of such debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such debt securities been presented for payment on any date during such 30-day period;

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  any Taxes imposed solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

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  with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

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  any Taxes that are payable by any method other than withholding or deduction by TIFSA or Tyco International or any paying agent from payments in respect of such securities;

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  any Taxes required to be withheld by any paying agent from any payment in respect of any securities if such payment can be made without such withholding by at least one other paying agent;

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  any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003 on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, that Directive (or the Luxembourg Law of December 23, 2005 (as amended);

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  any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union; or

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  any combination of the above conditions.

        Additional Amounts will not be payable to or for the account of any holder of securities or holder of a beneficial interest in such securities if such payment would not be subject to such withholding or deduction of Taxes but for the failure of such holder or holder of a beneficial interest in such securities to make a valid declaration of non-residence or other similar claim for exemption or to provide a certificate declaring its non-residence, if TIFSA were treated as a domestic corporation under United States federal income tax and if (x) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 60 days prior to the first payment date with respect to which Tyco International or TIFSA shall apply this paragraph, Tyco International or TIFSA shall have notified all holders of securities in writing that they shall be required to provide such declaration or claim.

        Additional Amounts also will not be payable to any holder of securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder if such security or holder of such beneficial interests of such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

        Each of TIFSA and Tyco International, as applicable, also:

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  will make such withholding or deduction of Taxes;

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  will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

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  will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

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  upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by TIFSA or Tyco International or if, notwithstanding TIFSA's or Tyco International's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

        At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if TIFSA or Tyco International will be obligated to pay Additional Amounts with respect to such payment, TIFSA or Tyco International will deliver to the trustee an officer's certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

        In addition, TIFSA will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

        The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which TIFSA, Tyco International or any successor to TIFSA or Tyco International, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

        Whenever in an indenture, any debt securities, any guarantee or in this "Description of Debt Securities and Guarantee of Debt Securities" there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Affirmative Covenants

        Under the indenture:

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  TIFSA will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the debt securities;

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  TIFSA will maintain an office or agency where securities may be presented or surrendered for payment; and

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  Tyco International and TIFSA will furnish to the trustee on or before March 31 of each year a certificate executed by the principal executive, financial or accounting officer of each of Tyco International and TIFSA on their respective behalf as to such officer's knowledge of Tyco International's or TIFSA's, as the case may be, compliance with all covenants and agreements under the indenture required to be complied with by Tyco International and TIFSA, respectively.

Reports by TIFSA

        So long as any debt securities are outstanding, TIFSA shall file with the trustee, within 15 days after Tyco International files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) ("SEC Reports") that Tyco International may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. TIFSA shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including TIFSA's compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer's certificates).

Limitation on Tyco International's and TIFSA's Ability to Consolidate, Merge and Sell Assets

        Each of Tyco International and TIFSA covenants that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person, unless:

        (1)   either Tyco International or TIFSA, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of Tyco International or TIFSA, as the case may be (if other than Tyco International or TIFSA, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the debt securities or the obligations under the guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indenture to be performed or observed by Tyco International or TIFSA, as the case may be, by supplemental indenture reasonably satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) is an entity treated as a "corporation" for U.S. tax purposes or Tyco International or TIFSA, as the case may be, and obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, which counsel shall include Gibson, Dunn & Crutcher LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

        (2)   no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

        TIFSA shall deliver to the trustee prior to the consummation of the proposed transaction an officer's certificate to the forgoing effect and an opinion of counsel stating that the proposed transaction and any such supplemental indenture comply with the indenture.

Events of Default

        With respect to debt securities of a particular series, an "Event of Default" means any one or more of the following events that has occurred and is continuing, except with respect to any series of securities for which the supplemental indenture or resolution of the board of directors under which such series of securities is issued or the form of security for such series expressly provides that any such Event of Default shall not apply to such series of securities:

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  default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

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  default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the securities of such series;

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  default in the performance, or breach, of any covenant or agreement of Tyco or TIFSA in respect of the debt securities of such series and the related guarantee (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Tyco International and TIFSA by the trustee or to Tyco International, TIFSA and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series issued under the indenture affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the indenture;

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  the guarantee with respect to the securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by Tyco International or TIFSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee;

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  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of TIFSA or Tyco International in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of TIFSA or Tyco International or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

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  TIFSA or Tyco International shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of TIFSA or Tyco International or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

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  any other Event of Default provided in the supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.

        If an Event of Default shall have occurred and be continuing in respect of the securities of a series, in each and every case, unless the principal of all the securities of the series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the securities of such series then outstanding, by notice in writing to Tyco International and TIFSA, and to the trustee if given by such holders, may declare the unpaid principal of all the securities of that series to be due and payable immediately.

        The holders of a majority in aggregate principal amount of securities of any series, by written notice to Tyco International and TIFSA and the trustee, may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the securities of that series as and when the same shall become due by the terms of such securities. Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of the indenture.

        The holders of a majority in aggregate principal amount of the outstanding securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer or responsible officers of the trustee, shall determine that the proceeding so directed would involve the trustee in personal liability.

        No holder of any security of any series shall have any right to institute any suit, action or proceeding in equity or at law under the indenture or to appoint a receiver or trustee, or to seek any other remedies under the indenture unless:

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  such holder previously shall have given to the trustee written notice of an Event of Default and the continuance thereof specifying such Event of Default;

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  the holders of not less than 25% in aggregate principal amount of he securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee;

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  such holder or holders shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

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  the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and

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  during such 60 day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with such request.

        The right of any holder to receive payment of principal of, and premium, if any, and interest on such security or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.

Modification of the Indenture

        TIFSA, Tyco International and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities for one or more of the following purposes:

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  to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

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  to add an additional obligor on the debt securities or to evidence the succession of another person to Tyco International or TIFSA, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Tyco International or TIFSA, as the case may be, pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to add to the covenants of TIFSA for the benefit of the holders of any outstanding series of debt securities or to surrender any of TIFSA's or Tyco International's rights or powers under the indenture;

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  to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

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  to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

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  to secure the debt securities of any series;

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  to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

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  to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of TIFSA shall apply to such series, to provide which of the Events of Default it shall apply to such series, to provide for the terms and conditions upon which the guarantee by Tyco International of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

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  to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

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  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

        In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Tyco International and TIFSA, when authorized by board resolutions, and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

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  extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

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  reduce the rate of or extend the time for payment of interest on any debt security of any series;

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  reduce the premium payable upon the redemption of any debt security;

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  make any debt security payable in currency other than that stated in the debt security;

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  impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

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  modify the subordination provisions applicable to any debt security or the related guarantee in a manner adverse in any material respect to the holder thereof; or

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  reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

        A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

        It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Information Concerning the Trustee

        In case an Event of Default with respect to the securities of a series has occurred (that has not been cured or waived), the trustee shall exercise with respect to securities of that series such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. None of the provisions contained in the indenture shall require the trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the indenture or adequate indemnity against such risk is not reasonably assured to it.

        The trustee may resign with respect to one or more series of debt securities by giving a written notice to TIFSA and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying TIFSA and the trustee. TIFSA may remove the trustee if:

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  the trustee has or acquires a "conflicting interest," within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act;

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  the trustee fails to comply with the eligibility requirements provided in the indenture and fails to resign after written request therefor by TIFSA or by any such holder in accordance with the indenture; or

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  the trustee becomes incapable of acting, or is adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the trustee or of its property is appointed or consented to, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

        If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, TIFSA will appoint a successor trustee in accordance with the provisions of the indenture.

        A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee's acceptance of the appointment as provided in the indenture.

Payment and Paying Agents

        The interest installment on any security that is payable, and is punctually paid or duly provided for, on the fixed date on which an installment of interest with respect to securities of that series is due and payable, shall be paid to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest installment.

        TIFSA, upon notice to the trustee, may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by TIFSA. If TIFSA does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. TIFSA or any of its subsidiaries may act as paying agent upon written notice to the trustee.

        All funds paid by Tyco International or TIFSA to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the debt securities which remains unclaimed for at least one year after such principal, premium, if any, or interest has become due and payable will be repaid to Tyco International or TIFSA, as the case may be, and the holder of the debt securities thereafter may look only to Tyco International and TIFSA for payment thereof.

Governing Law

        The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

Satisfaction and Discharge of Indenture

        The indenture shall cease to be of further effect with respect to a series if securities if, at any time:

        (a)   Tyco International or TIFSA have delivered or have caused to be delivered to the trustee for cancellation all securities of a series theretofore authenticated, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, and securities for whose payment funds or governmental obligations have theretofore been deposited in trust or segregated and held in trust by Tyco International or TIFSA and thereupon repaid to Tyco International or TIFSA or discharged from such trust, as provided in the indenture; or

        (b)   all such securities of a particular series not theretofore delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and Tyco International or TIFSA shall irrevocably deposit or cause to be deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all securities of such series not theretofore delivered to the trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case Tyco International or TIFSA shall also pay or cause to be paid all other sums payable hereunder with respect to such series by TIFSA.

        Notwithstanding the above, TIFSA may not be discharged from the following obligations, which will survive until the date of maturity or the redemption date for the applicable series of debt securities:

  •
  to make any interest or principal payments that may be required;

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  to register the transfer or exchange of the debt securities of the series;

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  to execute and authenticate the debt securities;

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  to replace stolen, lost or mutilated debt securities;

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  to maintain an office or agency;

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  to maintain paying agencies; and

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  to appoint new trustees as required.

        TIFSA also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:

  •
  to compensate and reimburse the trustee in accordance with the terms of the indenture;

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  to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and

  •
  to withhold or deduct taxes as provided in the indenture.

Defeasance and Discharge of Obligations

        TIFSA's and Tyco International's obligations with respect to the debt securities of any series will be discharged upon compliance with the conditions under the caption "Covenant Defeasance" if, with respect to all debt securities of that particular series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described above under "Satisfaction and Discharge of Indenture," such debt securities have been paid by Tyco International or TIFSA by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all such outstanding debt securities of that series, such deposit to include:

  •
  principal;

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  premium, if any;

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  interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and

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  all other payments due under the terms of the indenture with respect to the debt securities of such series.

        Notwithstanding the above, TIFSA and Tyco International, to the extent applicable to each, may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for the applicable series of debt securities:

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  to make any interest or principal payments that may be required;

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  to register the transfer or exchange of the debt securities of such series;

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  to execute and authenticate the debt securities;

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  to replace stolen, lost or mutilated debt securities;

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  to maintain an office or agency;

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  to maintain paying agencies; and

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  to appoint new trustees as required.

        TIFSA also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:

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  to compensate and reimburse the trustee in accordance with the terms of the indenture;

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  to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required;

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  to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance

        Upon compliance with specified conditions, TIFSA and Tyco International will not be required to comply with some covenants contained in the indenture and the supplemental indenture, and any omission to comply with the obligations will not constitute a default or Event of Default relating to the applicable series of debt securities, or, if applicable, TIFSA's and Tyco International's obligations with respect to the applicable series of debt securities will be discharged. These conditions are:

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  Tyco International or TIFSA irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Tyco International or the TIFSA, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient to pay principal of, premium, if any, and interest on the outstanding securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to the securities of such series;

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  Tyco International or TIFSA, as the case may be, delivers to the trustee an officer's certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

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  no Event of Default described in the first, second, third, fifth, sixth or seventh bullet points in the first paragraph under the caption "Events of Default" shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

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  Tyco International or TIFSA, as the case may be, shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of the securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of Tyco International's or TIFSA's exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

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  such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

  •
  such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Tyco International or TIFSA pursuant to the indenture.

Book-Entry, Delivery and Form

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a "Debt Depository") identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

        We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and that such global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.

Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers' securities accounts in the depositaries' names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security and TIFSA does not appoint a successor depositary within 90 days after receiving that notice;

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  at any time DTC ceases to be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and TIFSA does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

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  TIFSA determines that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of its decision.

        A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

        We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

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  any aspect of DTC' s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

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  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC' s records relating to those beneficial ownership interests.

        DTC has advised us that its current practice is to credit participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

  DTC

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

        We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act.

        DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

        DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  Clearstream

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream's U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

  Euroclear

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V., or the Euroclear Operator, under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

        Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF REGISTERED SHARES

        The following description of the material terms of Tyco International's registered shares is based on the provisions of our Swiss articles of association and organizational regulations, which became effective March 17, 2009 upon our change of domicile from Bermuda to Switzerland. This description is not complete and is subject to the applicable provisions of Swiss law and Tyco International's articles of association and organizational regulations, which are filed as exhibits to the registration statement related to this prospectus. The transfer agent and registrar for Tyco International's registered shares is Mellon Investor Services LLC. Tyco International's registered shares are listed on the New York Stock Exchange under the ticker symbol "TYC."

Capital Structure

  Issued Share Capital

        We have one class of share capital, denominated as registered shares. As of March 17, 2009, we had issued 479,295,101 registered shares with a nominal value per share of CHF 8.53, including approximately 6.0 million treasury shares.

  Authorized Share Capital

        Our board of directors is authorized to issue new registered shares at any time on or before March 12, 2011 and thereby increase the share capital, without shareholder approval, by a maximum amount of CHF 2,044,193,601.50 by issuing a maximum of 239,647,550 fully paid up shares with a par value of CHF 8.53 each. During each two-year period subsequent to March 12, 2011, authorized share capital will be available to our board of directors for issuance of additional registered shares only if authorized by shareholders.

        Our board of directors will determine the time of the issuance, the issue price, the manner in which the new registered shares have to be paid, the date from which the new registered shares carry the right to dividends and, subject to the provisions of our articles of association, the conditions for the exercise of preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised. Our board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or registered shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of Tyco International.

        In an authorized capital increase, our shareholders would have preemptive rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. Our board of directors, however, may withdraw or limit these preemptive rights in certain circumstances as set forth in our articles of association. For further details on these circumstances, see "Preemptive Rights and Advance Subscription Rights."

  Conditional Share Capital for Financing Purposes

        Our articles of association provide for a conditional capital that allows our board of directors to increase share capital by up to CHF 408,838,720.30 through the issue of a maximum of 47,929,510 registered shares, payable in full, each with a nominal value of CHF 8.53 without obtaining additional shareholder approval. These registered shares may be issued through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by Tyco International, one of its subsidiaries, or any of their respective predecessors.

        In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our registered shares, our board of directors may withdraw or limit the advance subscription rights of shareholders in certain circumstances. See "Preemptive Rights and Advance Subscription Rights".

  Conditional Share Capital for Employee Participation Purposes

        Our articles of association provide for conditional capital that allows our board of directors to increase share capital by up to CHF 408,838,720.30 through the issue of a maximum of 47,929,510 registered shares, payable in full, each with a nominal value of CHF 8.53 without obtaining additional shareholder approval. These registered shares may be issued in connection with the issuance of registered shares, options or other share-based awards to directors, officers, employees and other persons providing services to us or one of our subsidiaries. Shareholders do not have preemptive rights with respect to registered shares issued to directors, employees, contractors, consultants or other persons providing services to Tyco International or any of our subsidiaries.

  Other Classes or Series of Shares

        Our board of directors may not create shares with increased voting powers without an authorizing resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Our board of directors may create preferred stock with the vote of a majority of the voting rights represented at a general meeting.

Preemptive Rights and Advance Subscription Rights

        Under the Swiss Code of Obligations, which we call the Swiss Code, the prior approval of a general meeting of shareholders generally is required to authorize the issuance of registered shares or rights to subscribe for, or convert into, registered shares. In addition, shareholders have preemptive rights in relation to such registered shares or rights in proportion to the respective par values of their holdings. With the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting, shareholders may withdraw or limit the preemptive rights for valid reasons, such as a merger, an acquisition or any of the reasons authorizing our board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below.

        If the general meeting of shareholders has approved the creation of authorized or conditional capital, it thereby delegates the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to our board of directors. Our articles of association provide for this delegation with respect to our authorized and conditional share capital in the circumstances described below under "Rights with Respect to Authorized Share Capital" and "Rights with Respect to Conditional Share Capital."

  Rights with Respect to Authorized Share Capital

        Our board of directors is authorized to withdraw or limit the preemptive rights with respect to the issuance of registered shares from authorized capital:

  •
  if the issue price of the new registered shares is determined by reference to the market price;

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  if the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of new investment plans;

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  if the registered shares are issued in connection with the intended broadening of the shareholder constituency in certain financial or investor markets, for the purposes of the participation of strategic partners or in connection with the listing of the registered shares on domestic or foreign stock exchanges;

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  in connection with a placement or sale of registered shares, the grant of an over-allotment option of up to 20% of the total number of registered shares in a placement or sale of registered shares to the initial purchasers or underwriters;

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  for the participation of directors, employees, contractors, consultants and other persons performing services for our benefit; or

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  either following a shareholder or group of shareholders acting in concert having acquired in excess of 15% of the share capital recorded in the commercial register without having submitted a takeover proposal to shareholders that is recommended by the board of directors or for purposes of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which our board of directors, upon consultation with an independent financial adviser, has not recommended acceptance to the shareholders.

  Rights with Respect to Conditional Share Capital

        In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our registered shares, shareholders do not have preemptive rights, and our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to registered shares issued from our conditional share capital if the issuance is for purposes of the acquisition of an enterprise or business or the financing or refinancing of any such transactions, or if the issuance occurs in national or international capital markets or through a private placement.

        If the advance subscription rights are withdrawn or limited:

  •
  the respective financial instruments or contractual obligations will be issued or entered into at market conditions;

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  the conversion, exchange or exercise price, if any, for instruments or obligations will be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into; and

  •
  the instruments or obligations may be converted, exercised or exchanged during a maximum period of 30 years.

        Preemptive rights and the advance subscription rights are excluded with respect to registered shares issued from our conditional share capital to directors, officers, employees and other persons providing services to Tyco International or any of our subsidiaries.

Dividends

        Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, each as presented on the audited annual parent company statutory balance sheet. Payments out of the registered share capital—the aggregate par value of a company's registered share capital—must be made by way of a capital reduction. See "Reduction of Share Capital". Contributed surplus qualifies as freely distributable reserves and may be paid out as dividends to shareholders to the extent permissible under the Swiss Code. The affirmative vote of shareholders holding a majority of the registered shares represented at a general meeting must approve reserve reclassifications and distributions of dividends. Our board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.

        Under the Swiss Code, if our general reserves amount to less than 20% of the share capital recorded in the commercial register, then at least 5% of our annual profit must be retained as general reserves. We allocated the full 20% to a general reserve on our unconsolidated parent company statutory balance sheet in connection with the Change of Domicile. The Swiss Code and our articles of association permit us to accrue additional general reserves. In addition, we are required to create a special reserve on our parent company annual statutory balance sheet in the amount of the purchase price of registered shares we or any of our subsidiaries repurchase, and this amount may not be used for dividends or subsequent repurchases.

        Swiss corporations generally must maintain a separate parent company "statutory" balance sheet for the purpose of determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. A special audit report must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and our articles of association.

        We will be required under Swiss law to declare any dividends out of registered share capital in Swiss francs. We intend to make all dividend payments to holders of our shares in U.S. dollars at the relevant exchange rate in effect shortly before the payment date of the dividend, unless the holders provide notice to our transfer agent that they wish to receive dividend payments in Swiss francs. The transfer agent will be responsible for paying the U.S. dollars or Swiss francs to registered holders of shares, less amounts subject to withholding for taxes. We expect dividend payments made after January 1, 2011 to be made out of contributed surplus and denominated in U.S. dollars.

Repurchases of Registered Shares

        The Swiss Code limits a corporation's ability to hold or repurchase its own registered shares. We and our subsidiaries may only repurchase shares to the extent that sufficient freely distributable reserves (including contributed surplus) are available, as described under "Dividends." The aggregate par value of our registered shares held by us and our subsidiaries may not exceed 10% of our registered share capital. We may repurchase our registered shares beyond the statutory limit of 10%, however, if shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders holding a majority of the registered shares represented at the general meeting. Repurchased registered shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares.

Reduction of Share Capital

        Capital distributions also may take the form of a distribution of cash or property that results in a reduction of our share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of the registered shares represented at the general meeting. A special audit report must confirm that creditors' claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

General Meetings of Shareholders and Voting Rights

  General Meetings of Shareholders

        The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. The following powers are vested exclusively in the shareholders meeting:

  •
  adoption and amendment of our articles of association;

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  election of members of the board of directors and the auditor;

  •
  approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

  •
  payments of dividends and any other distributions of capital to shareholders, excluding share repurchases below 10% of the registered share capital to the extent that sufficient freely distributable reserves are available;

  •
  discharge of the members of the board of directors from liability for business conduct during the previous fiscal year to the extent such conduct is known to the shareholders; and

  •
  any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors, unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code.

        Under the Swiss Code and our articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose of approving the annual financial statements and the annual business report and the annual election of directors. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who demanded that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given, except for proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

        Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

        An extraordinary general meeting of shareholders may be called upon the resolution of our board of directors or, under certain circumstances, by the auditor. In addition, our board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the registered shares, specifying the items for the agenda and their proposals, or if it appears from the parent company annual statutory balance sheet that half of our share capital and reserves are not covered by our assets. In the latter case, our board of directors immediately must convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

        Under our articles of association and our organizational regulations, any shareholder in compliance with the legal requirements may request that an item be included on the agenda of a general meeting of shareholders and may nominate one or more directors for election. A request for inclusion of an item on the agenda or a nominee must be in writing, must specify the items and proposals and must be submitted in accordance with certain advance notice procedures.

        Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

        Our annual report and auditor's report must be made available for inspection by the shareholders at our place of incorporation no later than 20 days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

  Voting

        Each registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in the share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Our articles of association contain a provision regarding voting rights that is customary for Swiss companies. This provision provides that, to be able to exercise voting rights, holders of shares must apply to us for enrollment in our share register (Aktienregister) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from our transfer agent, which currently is BNY Mellon Shareowner Services. In order to exercise their voting rights, shareholders will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in our share register as shareholders with voting rights. Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees. Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in like manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the entry restrictions are considered as one shareholder or nominee. Failing registration as shareholders with voting rights, shareholders may not participate in or vote at our shareholders' meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders' meeting.

        Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

        With respect to the election of directors, each holder of registered shares entitled to vote at the election has the right to vote, in person or by proxy, the number of registered shares held by him for as many persons as there are directors to be elected. Directors are elected by the affirmative vote of an absolute majority of the registered shares represented and voting at the general meeting of shareholders. All valid votes cast, including blank votes and abstentions, will be recognized for purposes of establishing the number of votes cast. Our articles of association do not provide for cumulative voting for the election of directors.

        Pursuant to our articles of association, shareholders generally pass resolutions by the affirmative vote of a relative majority of the registered shares represented and voting at the general meeting of shareholders unless otherwise provided by law or our articles of association. Broker non-votes, abstentions and blank and invalid ballots will not be counted for purposes of determining approval of proposals.

        The acting chair may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

  Supermajority Voting

        The Swiss Code and our articles of association require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:

  •
  the amendment to or the modification of our corporate purpose;

  •
  the creation of shares with privileged voting rights;

  •
  the restriction on the transferability of shares and any amendment in relation thereto;

  •
  the restriction on the exercise of the right to vote and any amendment in relation thereto;

  •
  an authorized or conditional increase in the nominal share capital;

  •
  an increase in the nominal share capital through the conversion of capital surplus, through a contribution in kind, or in exchange for an acquisition of assets, or a grant of special privileges;

  •
  the restriction or withdrawal of preemptive rights;

  •
  a change in our place of incorporation;

  •
  the conversion of registered shares into bearer shares and vice versa; and

  •
  our dissolution.

        The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland's Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, which we refer to as the Merger Act, including a merger, demerger or conversion of a corporation, other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, where an affirmative vote of 90% of the outstanding registered shares is required. Swiss law also may impose this supermajority voting requirement in connection with the sale of "all or substantially all of its assets". See "Other Rights and Share Information—Compulsory Acquisitions; Appraisal Rights."

  Quorum for General Meetings

        According to our articles of association, all resolutions and elections made by the shareholders' meeting require the presence of half plus one of all shares entitled to vote. Abstentions, broker non-votes and blank or invalid ballots will be regarded as present for purposes of establishing a quorum of shareholders. Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in a company's articles of association.

Other Rights and Share Information

  Inspection of Books and Records

        Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss corporation may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company's business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders also may ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders' questions to the extent necessary for the exercise of shareholders' rights and subject to prevailing business secrets or other material interests of the corporation.

  Special Investigation

        If the shareholders' inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder, within 30 calendar days after the general meeting of shareholders, may request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board or an officer infringed the law or our articles of association and thereby damaged us or our shareholders. The costs of the investigation generally would be allocated to us and only in exceptional cases to the petitioners.

  Compulsory Acquisitions; Appraisal Rights

        Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a "demerger" may take two forms:

  •
  a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

  •
  a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

        If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See "Shareholders Meetings and Voting Rights."

        Swiss corporations may be acquired through the direct acquisition of their share capital. With respect to corporations limited by shares, the Merger Act provides for the possibility of a so-called "cash-out" or "squeeze-out" merger if the acquirer controls 90% of the outstanding registered shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation, for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation. For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that, if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

        In addition, under Swiss law, the sale of the overwhelming part of the corporation's assets may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

  •
  the corporation sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

  •
  the corporation's assets, after the divestment, are not invested in accordance with the corporation's statutory business purpose; and

  •
  the proceeds of the divestment are not earmarked for reinvestment in accordance with the corporation's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the corporation's business.

        If all of the foregoing apply, a shareholder resolution likely would be required.

  Anti-Takeover Provisions

        Under Swiss law, there generally is no prohibition of business combinations with interested shareholders. In certain circumstances, however, shareholders and members of the board of directors of Swiss corporations, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm's length basis.

        Our articles of association authorize our board of directors to issue shares out of authorized share capital without shareholder approval and without regard for shareholders' preemptive rights if:

  •
  a shareholder or group of shareholders acting in concert acquires in excess of 15% of the share capital recorded in the commercial register; and

  •
  such shareholders or group of shareholders has not submitted a takeover proposal to shareholders that is recommended by the board of directors or for the purpose of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which the board of directors, upon consultation with an independent financial adviser, has not recommended acceptance to the shareholders.

        In addition, our articles of association limit the number of registered shares that may be voted by a single shareholder or group of shareholders acting together to 15% of our registered share capital. For other provisions that could be considered to have an anti-takeover effect see "Preemptive Rights and Advance Subscription Rights" and "Corporate Governance."

  Corporate Governance

        In addition to articles of association, Swiss corporations enact organization rules in the form of organizational regulations which further define the task and duties of the board of directors and executive management. The organizational regulations are enacted and amended by the board of directors.

  Duration; Dissolution; Rights upon Liquidation

        Our duration is unlimited. We may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible if we become bankrupt, or for cause at the request of shareholders holding at least 10% of our registered share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

  Uncertificated Shares

        We are authorized to issue registered shares in certificated or uncertificated form, but intend to issue only uncertificated shares.

  No Sinking Fund

        The registered shares have no sinking fund provisions.

  No Liability for Further Calls or Assessments

        When the registered shares offered hereby are issued, they will be duly and validly issued, fully paid and nonassessable.

  No Redemption and Conversion

        The registered shares are not convertible into shares of any other class or series or subject to redemption either by us or by the holder of the shares.

  Transfer and Registration of Shares

        We have not imposed any restrictions applicable to the transfer of our registered shares. Our share register will initially be kept by BNY Mellon Shareowner Services. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Limitation of Liability and Indemnification

        Our articles of association provide that we shall indemnify and hold harmless, to the fullest extent permitted by Swiss law, the existing and former members of our board of directors and our officers from and against all threatened, pending or completed actions, suits or proceedings—whether civil, criminal, administrative or investigative—and all costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of our board of directors or one of our officers, or while serving as a member of our board of directors or as one of our officers is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, except that this indemnity does not extend to any matter in which any of person is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the board of directors or officer.

        We may advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.

        We maintain $250 million of insurance to reimburse the directors and officers of us and our subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of us International or any of our subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by us pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

        We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a specified purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a specified purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of the purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell the securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, equity securities or securities of third parties, including any of our affiliates, or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities. We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.

        The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

Warrants

        The prospectus supplement will describe the terms of any warrants being offered, including:

  •
  the title and the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies in which the price of the warrants will be payable;

  •
  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities purchasable upon exercise of the warrants;

  •
  the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of the warrants may be purchased;

  •
  the periods during which, and places at which, the warrants are exercisable;

  •
  the date or dates on which the warrants shall become exercisable and the date or dates on which the warrants will expire;

  •
  the terms of any mandatory or optional call provisions;

  •
  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

  •
  whether the warrants will be sold separately or with other securities as part of a unit;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants;

  •
  the identity of the warrant agent;

  •
  the exchanges, if any, on which the warrants may be listed;

  •
  the maximum or minimum number of warrants which may be exercised at any time;

  •
  if applicable, a discussion of any material United States federal income tax considerations;

  •
  whether the warrants shall be issued in book-entry form; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and you should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.

Significant Provisions of the Warrant Agreements

        The following terms and conditions of the warrant agreement will apply to each warrant, unless otherwise specified in the applicable prospectus supplement:

        Modifications without Consent of Warrant Holders.    We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

  •
  cure any ambiguity;

  •
  cure, correct or supplement any defective or inconsistent provision;

  •
  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

  •
  reduce the exercise price of the warrants.

        Modifications with Consent of Warrant Holders.    We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

  •
  increase the exercise price of the warrants;

  •
  reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

  •
  shorten the period of time during which the warrants may be exercised;

  •
  materially and adversely affect the rights of the owners of the warrants; or

  •
  reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

        Consolidation, Merger or Sale of Assets.    If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrants. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder.

        Enforceability of Rights of Warrant Holders.    The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants, without the consent of any other person, may enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including registered shares, or any other warrant property purchasable upon exercise of the warrants, including the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

        Registration and Transfer of Warrants.    Subject to the terms of the applicable warrant agreement, warrants in registered definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The registration of transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

        New York Law to Govern.    The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more debt securities or other securities, including registered shares, purchase contracts, warrants or any combination thereof, as described in a prospectus supplement.

        The applicable prospectus supplement will describe:

  •
  the designation and the terms of the units and of the debt securities, registered shares, purchase contracts and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  any additional terms of the governing unit agreement;

  •
  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, registered shares, purchase contracts or warrants constituting the units; and

  •
  any applicable United States federal income tax consequences.

        The terms and conditions described under "Description of Debt Securities," "Description of Registered Shares," "Description of Purchase Contracts," "Description of Warrants" and those described under "Significant Provisions of the Unit Agreement" below will apply to each unit and to any debt security, registered share, purchase contract or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

        We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

        The following terms and conditions of the unit agreement will apply to each unit and to any debt security, registered share, purchase contract or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

        Obligations of Unit Holder.    Under the terms of the unit agreement, each owner of a unit will consent to and agree to be bound by the terms of the unit agreement.

        Assumption of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

        Remedies.    Upon the acceleration of the debt securities constituting any units, our obligations also may be accelerated upon the request of the owners of not less than 25% of the affected units, on behalf of all the owners.

        Limitation on Actions by an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner has given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

        If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

        Absence of Protections against All Potential Actions.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or other rights that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

        Modification without Consent of Holders.    We and the unit agent may amend the unit agreement without the consent of the holders to:

  •
  cure any ambiguity;

  •
  correct or supplement any defective or inconsistent provision; or

  •
  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

        Modification with Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

  •
  materially and adversely affect the holders' units or the terms of the unit agreement; or

  •
  reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement.

        Modifications of any debt securities included in units may be made only in accordance with the applicable indenture, as described under "Description of Debt Securities—Modification of the Indentures."

        Consolidation, Merger or Sale of Assets.    If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each unit agreement and the units. We will then be relieved of any further obligation under the unit agreements and the units issued thereunder.

        Unit Agreement Not Qualified under Trust Indenture Act.    The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

        Title.    We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

        New York Law to Govern.    The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

 PLAN OF DISTRIBUTION

        We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

        In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

  •
  Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

  •
  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        In connection with Financial Industry Regulatory Authority guidelines, the maximum compensation to the underwriters in connection with the sale of securities pursuant to this prospectus and any accompanying prospectus supplement will not exceed 8% of the total offering price to the public of such securities as set forth on the cover page of each prospectus supplement.

 ENFORCEMENT OF CIVIL LIABILITIES

        TIFSA and Tyco International will consent in the indenture to jurisdiction in the U.S. federal and state courts in The City of New York and to service of process in The City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the indenture, the notes and the guarantees. Any judgment against TIFSA or Tyco International in respect of the indenture, the notes or the guarantees, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg or Switzerland. Investors should not assume that the courts of Luxembourg or Switzerland would enforce judgments of U.S. courts obtained against TIFSA or Tyco International predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against TIFSA or Tyco International predicated solely upon such laws.

Luxembourg

        TIFSA is incorporated under the laws of Luxembourg. Certain members of TIFSA's board of directors are non-residents of the United States and a substantial portion of TIFSA's assets and the assets of its directors are located outside the United States. As a result, you may not be able to effect a service of process within the United States on TIFSA or on such persons or to enforce in Luxembourg courts judgments obtained against TIFSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against TIFSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

        TIFSA has been advised by Allen & Overy Luxembourg, its Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d'Arrondissement) pursuant to Section 678 of the New Luxembourg code of Civil Procedure. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

  •
  the U.S. judgment is final and enforceable (executoire) in the United States;

  •
  the jurisdictional ground of the U.S. court is founded according to Luxembourg private international law rules and to the applicable domestic U.S. federal or state jurisdiction rules;

  •
  the U.S. court has applied to the dispute the substantive law which would have been applied by Luxembourg courts;

  •
  the U.S. court has acted in accordance with its own procedural laws;

  •
  the U.S. judgment must not have violated the right of the defendant to present a defense;

  •
  the principles of natural justice have been complied with; and

  •
  the U.S. judgment does not contravene Luxembourg international public policy. In practice, Luxembourg courts tend not to review the merits of a U.S. judgment.

Switzerland

        Tyco International is a corporation organized under the laws of Switzerland. Certain members of Tyco International's board of directors are non-residents of the United States, and a substantial portion of Tyco International's assets and the assets of its directors are located outside the United States. Additionally, a substantial majority of Tyco International's directly held assets consist of shares in TIFSA. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:

  •
  effect service within the United States upon Tyco International or its directors and officers located outside the United States;

  •
  enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and

  •
  enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.

        Tyco has been advised by its legal advisors that the United States and Switzerland do not currently have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

  •
  the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

  •
  the judgment of such foreign court has become final and non-appealable;

  •
  the judgment does not contravene Swiss public policy;

  •
  the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

  •
  no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or that it was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

        Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Swiss courts as contrary to that jurisdiction's public policy. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court in the United States based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Switzerland. Similarly, those judgments may not be enforceable in countries other than the United States.

LEGAL MATTERS

        The validity of the registered shares and certain matters under the laws of Switzerland related to the guarantees will be passed upon by Vischer, Swiss counsel to Tyco International. The validity of the debt securities, purchase contracts, warrants, and units offered by this prospectus will be passed upon for Tyco International and TIFSA by Gibson, Dunn & Crutcher LLP, New York, New York, counsel to Tyco International and TIFSA. Certain matters under the laws of Luxembourg related to the debt securities will be passed upon by Allen & Overy Luxembourg, Luxembourg counsel to TIFSA. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated by reference into this Prospectus from the Company's Annual Report on Form 10-K for the year ended September 26, 2008, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference which reports:

        (1)   express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs referring to a) effective September 29, 2007 the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, b) the Company changed the depreciation method and estimated useful life used to account for pooled subscriber system assets and related deferred revenue from the straight-line method with lives ranging from 10 to 14 years to an accelerated method with lives up to 15 years effective as of the beginning of the fiscal third quarter of 2007, c) the Company adopted the recognition and related disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) effective September 28, 2007, and d) the Company adopted Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 effective September 29, 2006; and

        (2)   express an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness.

        Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee	$	*
Printing Expenses			$(1)
Legal Fees and Expenses			$(1)
Accounting Fees and Expenses			$(1)
Transfer Agent Fees and Expenses			$(1)
Rating Agency Fees			$(1)
Trustee's and Depositary's Fees and Expenses			$(1)
Miscellaneous			$(1)
	$
Total			$(1)

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Tyco International's Swiss articles of association provide that it shall indemnify and hold harmless, to the fullest extent permitted by Swiss law, the existing and former members of the board of directors and officers out of the assets of Tyco International from and against all threatened, pending or completed actions, suits or proceedings—whether civil, criminal, administrative or investigative—and all costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of the board of directors or an officer of Tyco International, or while serving as a member of the board of directors or officer of Tyco International is or was serving at the request of Tyco International as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the board of directors or officer.

        Tyco International may advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.

        Tyco International maintains $250 million of insurance to reimburse the directors and officers of Tyco International and its subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of Tyco International or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by Tyco International pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and deliberate dishonesty.

Item 16.    Exhibits

        A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  that, for the purpose of determining any liability under the Securities Act to any purchaser.

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

    (iii)
    Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated by or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  that, for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)
The undersigned registrant hereby undertakes that for the purposes of determining any liability under the Securities Act:

(1)
The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)
Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Princeton and the State of New Jersey, on the 1st day of May, 2009.

TYCO INTERNATIONAL LTD.
By:	/s/ CHRISTOPHER J. COUGHLIN
Christopher J. Coughlin Executive Vice President and Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the 1st day of May, 2009 in the capacities indicated below.

Signature	Title

/s/ EDWARD D. BREEN Edward D. Breen	Chief Executive Officer and Director (Principal Executive Officer)
/s/ CHRISTOPHER J. COUGHLIN Christopher J. Coughlin	Executive Vice President and Chief Financial Officer (Principal Financial Officer, Authorized Representative in the United States)
/s/ CAROL A. DAVIDSON Carol A. Davidson	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
* Timothy M. Donahue	Director
* Brian Duperreault	Director

Signature	Title

* Bruce S. Gordon	Director
* Rajiv L. Gupta	Director
* John A. Krol	Director
* Brendan R. O'Neill	Director
* William S. Stavropoulos	Director
* Sandra S. Wijnberg	Director
* R. David Yost	Director
* Jerome B. York	Director

*
The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director or officer of Tyco International Ltd. pursuant to a power of attorney executed by such director or officer.

/s/ JUDITH A. REINSDORF Judith A. Reinsdorf, Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on the 1st day of May, 2009.

TYCO INTERNATIONAL FINANCE S.A.
By:	/s/ FRANK PETER SCHIESER
Frank Peter Schieser Managing Director (Principal Executive Officer) (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the 1st day of May, 2009 in the capacities indicated below.

Signature	Title

/s/ FRANK PETER SCHIESER Frank Peter Schieser	Managing Director (Principal Executive, Financial and Accounting Officer)
/s/ ENRICA MACCARINI Enrica Maccarini	Managing Director
/s/ MADELEINE BARBER Madeleine Barber	Director
/s/ ARUN NAYAR Arun Nayar	Director
/s/ JOHN S. JENKINS John S. Jenkins	Director and Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of underwriting agreement.*
2.1	Separation and Distribution Agreement by and among Tyco International Ltd., Covidien Ltd., and Tyco Electronics Ltd., dated June 29, 2007 (Incorporated by reference to Exhibit 2.1 to Tyco International Ltd.'s Current Report on Form 8-K filed on July 6, 2007).
4.1	Articles of Association of Tyco International Ltd. (incorporated by reference to Exhibit 3.1 to Tyco International Ltd.'s Current Report on Form 8-K filed on March 17, 2009).
4.2	Organizational Regulations of Tyco International Ltd. (incorporated by reference to Exhibit 3.2 to Tyco International Ltd.'s Current Report on Form 8-K filed on March 17, 2009).
4.3	Form of Share Certificate (incorporated by reference to Exhibit 4.1 to Tyco International Ltd.'s Current Report on Form 8-K filed on March 17, 2009).
4.4	Form of Senior Debt Indenture**
4.5	Form of Subordinated Debt Indenture**
4.6	Form of Global Senior Note.*
4.7	Form of Global Senior Convertible Note.*
4.8	Form of Global Subordinated Note.*
4.9	Form of Global Subordinated Convertible Note.*
4.10	Form of Warrant Agreement.*
4.11	Form of Purchase Contract Agreement.*
4.12	Form of Unit Agreement.*
4.13	Form of Unit Certificate.*
5.1	Opinion of Gibson, Dunn & Crutcher LLP
5.2	Opinion of Allen & Overy Luxembourg
5.3	Opinion of Vischer
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
23.3	Consent of Allen & Overy Luxembourg (included in Exhibit 5.2)
23.4	Consent of Vischer (included in Exhibit 5.3)
24.1	Power of Attorney with respect to Tyco International Ltd. signatories**
24.2	Power of Attorney with respect to Tyco International Finance S.A. signatories**
24.3	Power of Attorney for R. David Yost
25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Senior Debt Indenture.**
25.2	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Subordinated Debt Indenture.**

*
To be filed by amendment or via Form 8-K.

**
Previously filed.